FLEETBOSTON FINANCIAL CORPORATION

BYLAWS

ARTICLE 1.

OFFICES.

          SECTION 1.01. Registered Office. The registered office of the Corporation in the State of Rhode Island shall be at 10 Weybosset Street, Providence, RI 02903. The name of the resident agent in charge thereof shall be CT Corporation System.

          SECTION 1.02. Other Offices. The Corporation may also have an office or offices in such other place or places either within or without the State of Rhode Island as the Board of Directors may from time to time determine or the business of the Corporation require.

ARTICLE 2.

MEETINGS OF STOCKHOLDERS.

          SECTION 2.01. Place of Meetings. All meetings of the stockholders of the Corporation shall be held at such place either within or without the State of Rhode Island as shall be fixed by the Board of Directors and specified in the respective notices or waivers of notice of said meetings.

          SECTION 2.02. Annual Meetings. (a) The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held at the principal office of the Corporation in the State of Rhode Island or such place as shall be fixed by the Board of Directors, as eleven o’clock in the forenoon, local time, on the second Wednesday in April in each year, if not a legal holiday at the place where such meeting is to be held, and, if a legal holiday, then on the next succeeding business day not a legal holiday at the same hour. (b) In respect of the annual meeting for any particular year the Board of Directors may, by resolution fix a different day, time or place (either within or without the State of Rhode Island) for the annual meeting. (c) If the election of directors shall not be held on the day designated herein or the day fixed by the Board, as the case may be, for any annual meeting, or on the day of any adjourned session thereof, the Board of Directors shall cause the election to be held at a special meeting as soon thereafter as conveniently may be. At such special meeting the stockholders may elect the directors and transact other business with the same force and effect as at an annual meeting duly called and held.

          SECTION 2.03. Special Meetings. A special meeting of the stockholders for any purpose or purposes properly brought before such meeting may be called at any time by the Chairman of the Board or President and Chief Executive Officer or by order of the Board of Directors pursuant to a resolution adopted by a majority of the Board.

          SECTION 2.04. Notice of Meetings. (a) Except as otherwise required by statute, notice of each annual or special meeting of the stockholders shall be given to each stockholder of record entitled to vote at such meeting not less than 10 days or more than 50 days before the day on which the meeting is to be held by delivering written notice thereof to him personally or by mailing such notice, postage prepaid, addressed to him at his post-office address last shown in the records of the Corporation or by transmitting notice thereof to him at such address by telegraph, cable or any other available method. Every such notice shall state the time and place of the meeting and, in case of a special meeting, shall state briefly the purposes thereof. (b) Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy or who shall, in person or by attorney thereunto authorized, waive such notice in writing or by telegraph, cable or any other available method either before or after such meeting. Notice of any adjourned meeting of the stockholders shall not be required to be given except when expressly required by law.

          SECTION 2.05. Quorum. (a) At each meeting of the stockholders, except where otherwise provided by statute, the Articles of Incorporation or these Bylaws, the holders of record of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. (b) In the absence of a quorum a majority in interest of the stockholders of the Corporation entitled to vote, present in person or represented by proxy, or, in the absence of all such stockholders, any officer entitled to preside at, or act as secretary of, such meeting, shall have the power to adjourn the meeting from time to time, until stockholders holding the requisite amount of stock shall be present or represented. At any such adjourned meeting at which a quorum shall be present any business may by transacted which might have been transacted at the meeting as originally called.

          SECTION 2.06. Organization. At each meeting of the stockholders the Chairman of the Board, the President and Chief Executive Officer, any Vice President, or any other officer designated by the Board of Directors, shall act as chairman, and the Secretary or an Assistant Secretary of the Corporation, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of such meeting shall appoint shall act as secretary of the meeting and keep the minutes thereof.

          SECTION 2.07. Voting. (a) Except as otherwise provided by law or by the Articles of Incorporation or these Bylaws, at every meeting of the stockholders each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock of the Corporation registered in his name on the books of the Corporation:

(i) on the date fixed pursuant to Section 9.03 of these Bylaws as the record date for the determination of stockholders entitled to vote at such meeting; or
(ii) if no record date shall have been fixed, then the record date shall be at the close of business on the day next preceding the day on which notice of such meeting is given.

          (b) Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. In the case of stock held jointly by two or more executors, administrators, guardians, conservators, trustees or other fiduciaries, such fiduciaries may designate in writing one or more of their number to represent such stock and vote the shares so held, unless there is a provision to the contrary in the instrument, if any, defining their powers and duties. (c) Persons whose stock is pledged shall be entitled to vote thereon until such stock is transferred on the books of the Corporation to the pledgee, and thereafter only the pledgee shall be entitled to vote. (d) Any stockholder entitled to vote may do so in person or by his proxy appointed by an instrument in writing subscribed by such stockholder or by his attorney thereunto authorized, or by a telegram, cable or any other available method delivered to the secretary of the meeting; provided, however, that no proxy shall be voted after 11 months from its date, unless said proxy provides for a longer period. (e) At all meetings of the stockholders, all matters (except where other provision is made by law or by the Articles of Incorporation or these Bylaws) shall be decided by the vote of a majority in interest of the stockholders entitled to vote thereon, present in person or by proxy, at such meeting, a quorum being present.

          SECTION 2.08. Inspectors. The chairman of the meeting may at any time appoint two or more inspectors to serve at a meeting of the stockholders. Such inspectors shall decide upon the qualifications of voters, accept and count the vote for and against the questions presented, report the results of such votes, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the questions presented. The inspectors need not be stockholders of the Corporation, and any director or officer of the Corporation may be an inspector on any question other than a vote for or against his election to any position with the Corporation or on any other question in which he may be directly interested. Before acting as herein provided each inspector shall subscribe an oath faithfully to execute the duties of an inspector with strict impartiality and according to the best of his ability.

          SECTION 2.09. List of Stockholders. (a) It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger to prepare and make, or cause to be prepared and made, at least 10 days before every meeting of the stockholders, a complete list of stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of the stockholder. Such list shall be open during ordinary business hours to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the election. (b) Such list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. (c) Upon the willful neglect or refusal of the directors to produce such list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. (d) The stock ledger shall be conclusive evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders required by this Section 2.09 on the books of the Corporation or to vote in person or by proxy at any meeting of stockholders.

          SECTION 2.10. Introduction of Business at a Meeting of Stockholders. (a) At an annual or special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before an annual or special meeting of stockholders. To be properly brought before an annual or special meeting of stockholders, business must be (i) in the case of a special meeting, specified in the notice of the special meeting (or any supplement thereto) given by the officer of the Corporation calling such meeting or by or at the direction of the Board, or (ii) in the case of an annual meeting, properly brought before the meeting by or at the director of the Board, or otherwise properly brought before the annual meeting by a stockholder. For business to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice, must be delivered to the Secretary of the Corporation, or mailed to and received at the principal executive offices of the Corporation, by the Secretary of the Corporation, not less than 120 calendar days in advance of the date the Corporation’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, a proposal must be received by the Corporation a reasonable time before the Corporation’s proxy statement is released to stockholders.

          (b) A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before an annual meeting of stockholders (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Corporation which are beneficially owned by such stockholder on the date of such stockholder’s notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder’s notice, and (iv) any material interest of the stockholder in such proposal.

          (c) Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting of stockholders except in accordance with the procedures set forth in this Section 2.10. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

ARTICLE 3.

BOARD OF DIRECTORS.

          SECTION 3.01. General Powers. The business, property and affairs of the Corporation shall be managed by the Board of Directors.

          SECTION 3.02. Number and Qualifications. (a) The number of directors of the Corporation, which shall constitute the whole Board of Directors, shall be determined in accordance with the provisions of Article SEVENTH of the Articles of Incorporation. (b) A director need not be a stockholder. (c) No person shall be elected a director who has attained the age of 68 and any director who has attained the age of 68 shall submit his or her resignation to the Chairman of the Board or the President and Chief Executive Officer effective on the date of the first meeting of the stockholders of the Corporation held on or after the date on which such person attains the age of 68; and any person who makes a material change in his or her principal business or professional activity prior to attaining such age shall submit his or her resignation to the Chairman of the Board or the President and Chief Executive Officer; provided, however, any director serving on the Board as of April 17, 2001 who has attained the age of 68 on or prior to such date shall be permitted to continue to serve as a director but shall submit his or her resignation to the Chairman of the Board or the President and Chief Executive Officer effective on the date of the first meeting of the stockholders of the Corporation held on or after the date on which such person attains the age of 70.

          SECTION 3.03. Classes, Elections and Term. The Board of Directors shall be divided into three classes, shall be nominated in accordance with the provisions of Section 3.15 of this Article 3, and shall be elected and shall serve terms in accordance with the provisions of Article SEVENTH of the Articles of Incorporation.

          SECTION 3.04. Quorum and Manner of Acting. (a) Except as otherwise provided by statute or by the Articles of Incorporation, a majority of the directors at the time in office shall constitute a quorum for the transaction of business at any meeting and the affirmative action of a majority of the directors present at any meeting at which a quorum is present shall be required for the taking of any action by the Board of Directors. (b) In the event the Secretary is informed that one or more of the directors shall be disqualified to vote at such meeting, then the required quorum shall be reduced by one for each such director so absent or disqualified; provided, however, that in no event shall the quorum as adjusted be less than one-third of the total number of directors. (c) In the absence of a quorum at any meeting of the Board such meeting need not be held; or a majority of the directors present thereat or, if no director be present, the Secretary may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.

          SECTION 3.05. Offices, Place of Meetings and Records. The Board of Directors may hold meetings, have an office or offices and keep the books and records of the Corporation at such place or places within or without the State of Rhode Island as the Board may from time to time determine. The place of meeting shall be specified or fixed in the respective notices or waivers of notice thereof, except where otherwise provided by statute by the Articles of Incorporation or these Bylaws. Meetings of the Board of Directors or any committee of Directors, including without limitation the Executive Committee, may be held by means of a telephone conference circuit and connection with such circuit shall constitute presence at such meetings.

          SECTION 3.06. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable following each annual election of directors. Such meeting shall be called and held at the place and time specified in the notice or waiver of notice thereof as in the case of a special meeting of the Board of Directors.

          SECTION 3.07. Regular Meetings. Regular meetings of the Board of Directors shall be held at such places and at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at said place at the same hour on the next succeeding business day. Notice of regular meetings need not be given.

          SECTION 3.08. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or the President and Chief Executive Officer or by any five of the directors. Notice of each said meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him at his residence or at such place of business by telegraph, cable or other available means, or shall be delivered personally or by telephone, not later than one day before the day on which the meeting is to be held. Each such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise herein expressly provided. Notice of any such meeting need not be given to any director, however, if waived by him in writing or by telegraph, cable or otherwise, whether before or after such meeting shall be held, or if he shall be present at such meeting.

          SECTION 3.09. Organization. At each meeting of the Board of Directors, the Chairman of the Board or, in his absence, the President and Chief Executive Officer, or in the absence of each of them, a director chosen by a majority of the directors present shall act as chairman. The Secretary or, in his absence, an Assistant Secretary or, in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of such meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

          SECTION 3.10. Order of Business. At all meetings of the Board of Directors business shall be transacted in the order determined by the Board.

          SECTION 3.11. Removal of Directors. Any one or more directors of the Corporation may be removed at any time, but only in accordance with the provisions of Article SEVENTH of the Articles of Incorporation.

          SECTION 3.12. Resignation. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, to the Chairman of the Board, the President and Chief Executive Officer, any Vice President or the Secretary of the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, in acceptance of such resignation shall not be necessary to make it effective.

          SECTION 3.13. Vacancies and Newly Created Directorships. Vacancies and newly created directorships shall be filled only in accordance with the provisions of Article SEVENTH of the Articles of Incorporation.

          SECTION 3.14. Compensation. Each director, in consideration of his serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at directors’ meetings, or both, as the Board of Directors shall from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

          SECTION 3.15. Nomination of Directors. (a) Only persons nominated in accordance with the procedures set forth in this Section shall be eligible for election as directors. Nominations of persons for election to the Board may be made at a meeting of stockholders (i) by or at the direction of the Board or a committee thereof, or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Section 3.15. Such nominations, other than those made by or at the direction of the Board or a committee thereof, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to the Secretary, or mailed to and received at the principal executive offices of the Corporation by the Secretary, not less than 30 days prior to the date of a meeting; provided, however, that if fewer than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 7th day following the earlier of (i) the day on which such notice of the date of such meeting was mailed, or (ii) the day on which such public disclosure was made.

          (b) A stockholder’s notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director (w) the name, age, business address and residence address of such person, (x) the principal occupation or employment of such person, (y) the class and number of shares of the Corporation which are beneficially owned by such person on the date of such stockholder’s notice (z) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the Corporation’s books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and (y) the class and number of shares of the Corporation which are beneficially owned by such stockholder on the date of such stockholder’s notice and by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder’s notice.

          (c) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.15. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

ARTICLE 4.

COMMITTEES.

          SECTION 4.01. Executive Committee. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, appoint an Executive Committee to consist of not less than three nor more than ten members of the Board of Directors, including the Chairman of the Board and the President and Chief Executive Officer, and shall designate one of the members as its chairman. Notwithstanding any limitation on the size of the Executive Committee, the Committee may invite members of the Board to attend one at a time at its meetings. For the purpose of the meeting he so attends, the invited director shall be entitled to vote on matters considered at such meeting and shall receive the Executive Committee fee for such attendance. At any time one additional director may be invited to an Executive Committee meeting in addition to the rotational invitee and, in such case, such additional invitee shall also be entitled to vote on matters considered at such meeting and shall receive the Executive committee fee for such attendance.

          Each member of the Executive Committee shall hold office, so long as he shall remain director, until the first meeting of the Board of Directors held after the next annual election of directors and until his successor is duly appointed and qualified. The chairman of the Executive Committee or, in his absence, a member of the Committee chosen by a majority of the members present shall preside at meetings of the Executive Committee and the Secretary or an Assistant Secretary of the Corporation, or such other person as the Executive Committee shall from time to time determine, shall act as secretary of the Executive Committee.

          The Board of Directors, by action of the majority of the whole Board, shall fill vacancies in the Executive Committee.

          SECTION 4.02. Powers. During the intervals between the meetings of the Board of Directors, the Executive Committee shall have and may exercise all of the powers of the Board of Directors in all cases in which specific directions shall not have been given by the Board of Directors.

          SECTION 4.03. Procedure; Meetings; Quorum. The Executive Committee shall fix its own rules of procedure subject to the approval of the Board of Directors, and shall meet at such times and at such place or places as may be provided by such rules. At every meeting of the Executive Committee the presence of a majority of all the members shall be necessary to constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution. In the absence of a quorum at any meeting of the Executive Committee such meeting need not be held; or a majority of the members present thereat or, if no members be present, the secretary of the meeting may adjourn such meeting from time to time until a quorum be present.

          SECTION 4.04. Compensation. Each member of the Executive Committee shall be entitled to receive from the Corporation such fee, if any, as shall be fixed by the Board of Directors, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties.

          SECTION 4.05. Other Board Committees. The Board of Directors may, from time to time, by resolution passed by a majority of the whole Board, designate one or more committees in addition to the Executive Committee, each committee to consist of two or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation.

          A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

          SECTION 4.06. Alternates. The Chairman of the Board or the President and Chief Executive Officer may designate one or more directors as alternate members of any committee who may act in the place and stead of members who temporarily cannot attend any such meeting.

          SECTION 4.07. Additional Committees. The Board of Directors may from time to time create such additional committees of directors, officers, employees or other persons designated by it (or any combination of such persons) for the purpose of advising the Board, the Executive Committee and the officers and employees of the Corporation in all such matters as the Board shall deem advisable and with such functions and duties as the Board shall by resolutions prescribe.

          A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

ARTICLE 5.

ACTIONS BY CONSENT.

          SECTION 5.01. Consent by Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board of such committee.

          SECTION 5.02. Consent by Stockholders. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting upon the written consent of the holders of shares of stock entitled to vote who hold the number of shares which in the aggregate are at least equal to the percentage of the total vote required by statute or the Articles of Incorporation or these Bylaws for the proposed corporate action, and provided that prompt notice of such action shall be given to all stockholders who would have been entitled to vote upon the action if such meeting were held.

ARTICLE 6.

OFFICERS.

          SECTION 6.01. Number. The principal officers of the Corporation shall be a Chairman of the Board, a President and Chief Executive Officer, one or more Vice Chairmen, one or more Vice Presidents (the number thereof and variations in title to be determined by the Board of Directors), a Treasurer and a Secretary. In addition, there may be such other or subordinate officers, agents and employees as may be appointed in accordance with the provision of Section 6.03. Any two or more offices, except those of President and Chief Executive Officer and Secretary, may be held by the same person.

          SECTION 6.02. Election, Qualifications and Term of Office. Each officer of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 6.03, shall be elected annually by the Board of Directors and shall hold office until his successor shall have been duly elected and qualified, or until his death, or until he shall have resigned or shall have been removed in the manner herein provided. The Chairman of the Board and the President and Chief Executive Officer shall be and remain directors.

          SECTION 6.03. Other Officers. The Corporation may have such other officers, agents and employees as the Board of Directors may deem necessary, including a Corporate Controller, one or more Assistant Corporate Controllers, one or more Assistant Treasurers, and one or more Assistant Secretaries, each of whom shall hold office for such period, have such authority, and perform such duties as the Board of Directors or the President and Chief Executive Officer or other appointing officer may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint or remove any such subordinate officers, agents or employees.

          SECTION 6.04. Mandatory Retirement. No officer of the Corporation shall continue to hold office beyond the first day of the month following or coinciding with his attaining age of 65, unless the Board of Directors specifically authorizes such continuance on a year-to-year basis.

          SECTION 6.05. Removal. Any officer may be removed, either with or without cause, by a vote of a majority of the whole Board of Directors or, except in case of any officer elected by the Board of Directors, by any committee or officer upon whom the power of removal may be conferred by the Board of Directors.

          SECTION 6.06. Resignation. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board or the President. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 6.07. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filed for the unexpired portion of the term in the manner prescribed in these Bylaws for regular election or appointment to such office.

          SECTION 6.08. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and Stockholders of the Corporation and shall have such powers and perform such duties as are usually incident to the office of Chairman of the Board.

          SECTION 6.09. President and Chief Executive Officer. The President and Chief Executive Officer shall have the general control and management of the business and operations of the Corporation and shall have such powers and perform such duties as are usually incident to the office of Chief Executive Officer.

The President and Chief Executive Officer shall preside at all meetings of the Board of Directors and Stockholders if the Chairman of the Board is absent.

          SECTION 6.10. Vice Chairmen and Vice Presidents. Each Vice Chairman and each Vice President shall have such powers and perform such duties as the Board of Directors or the Executive Committee may from time to time prescribe or as shall be assigned to him by the President and Chief Executive Officer.

          SECTION 6.11. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and shall deposit all such funds to the credit of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these Bylaws; he shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the Executive Committee, making proper vouchers for such disbursements, and shall render to the Board of Directors or the stockholders, whenever the Board may require him so to do, a statement of all his transactions as Treasurer or the financial condition of the Corporation; and, in general, he shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, any committee of the Board designated by it so to act or the President and Chief Executive Officer. The Treasurer may appoint, from time to time, one or more Assistant Treasurers to carry out any or all of his responsibilities.

          SECTION 6.12. Secretary. The Secretary shall record or cause to be recorded in books provided for the purpose the minutes of the meetings of the stockholders, the Board of Directors, and all committees of which a secretary shall not have been appointed; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of all corporate records (other than financial) and of the seal of the Corporation and see that the seal is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; shall keep, or cause to be kept, the list of stockholders as required by Section 2.09, which include post-office addresses of the stockholders and the number of shares held by them, respectively, and shall make or cause to be made, all proper changes therein, shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the Board of Directors, the Executive Committee or the President and Chief Executive Officer. The Secretary may appoint, from time to time, one or more Assistant Secretaries to carry out any or all of his responsibilities.

          SECTION 6.13. Salaries. The salaries of the principal officers of the Corporation shall be fixed from time to time by the Board of Directors or a special committee thereof, and none of such officers shall be prevented from receiving a salary by reason of the fact that he is a director of the Corporation.

          SECTION 6.14. CEO and Chairman Succession; Board Composition. The Board of Directors has resolved that Mr. Charles K. Gifford shall be the successor to Mr. Terrence Murray as the Chief Executive Officer of the Corporation, with such succession to become effective on the CEO Succession Date (as defined below), and that Mr. Gifford shall be the successor to Mr. Murray as the Chairman of the Corporation, with such succession to become effective on the Chairman Succession Date (as defined below). Until immediately prior to the commencement of the first annual meeting of stockholders of the Corporation following the Chairman Succession Date, (i) the ratio of Continuing Fleet Directors to Continuing BankBoston Directors shall be maintained at 12 to 10 and all vacancies on the Board of Directors created by the cessation of service of a Continuing Fleet Director shall be filled by a nominee selected by a majority of the Continuing Fleet Directors and all vacancies on the Board created by the cessation of service of a Continuing BankBoston Director shall be filled by a nominee selected by a majority of the Continuing BankBoston Directors and (ii) the Continuing Fleet Directors and the Continuing BankBoston Directors shall be apportioned among the three classes of the Board of Directors such that the ratio of Continuing Fleet Directors to Continuing BankBoston Directors is 4 to 4 in one class, 5 to 4 in one class and 3 to 2 in the remaining class. The provisions of this Section 6.14 may be modified, amended or repealed, and any Bylaw provision inconsistent with the provisions of this Section 6.14 may only be adopted, by an affirmative vote of at least 75 percent of the entire Board of Directors then in office and any action taken by the Board of Directors with respect to the subject matter of this Section 6.14 may only be taken at a meeting at which 66-2/3% of the directors then in office are in attendance in person or by telephone. In the event of any inconsistency between any other provision of these Bylaws and any provision of this Section 6.14, the provisions of this Section 6.14 shall control. The resolutions adopted by the Board of Directors nominating any person for election to the Board of Directors in accordance with the prior sentences will designate such person as a “Continuing Director” for purposes of Article Seventh and Article Ninth of the Corporation’s Restated Articles of Incorporation. Until the Chairman Succession Date, the removal of Mr. Gifford from any of the positions specifically provided for in this Section 6.14 and in the employment agreement between the Corporation and Mr. Gifford (the “Employment Agreement”), and any amendment to or termination of the Employment Agreement shall require the affirmative vote of at least 75 percent of the entire Board of Directors then in office.

          The “CEO Succession Date” shall mean December 31, 2001 or any such earlier date as of which Mr. Murray ceases for any reason to serve in the position of Chief Executive Officer of the Corporation.

          The “Chairman Succession Date” shall mean December 31, 2002 or any such earlier date as of which Mr. Murray ceases for any reason to serve in the position of Chairman of the Corporation.

          “Continuing Fleet Directors” shall mean the directors of Fleet as of October 1, 1999 who were selected to be directors of Fleet by the Board of Directors of Fleet prior to the Effective Time of the Merger and any additional directors of the Corporation who take office after the Effective Time who are nominated by a majority of the Continuing Fleet Directors.

          “Continuing BankBoston Directors” shall mean the directors of Fleet as of October 1, 1999 who were selected to be directors of Fleet by the Board of Directors of BankBoston prior to the Effective Time of the Merger and any additional directors of the Corporation who take office after the Effective Time who are nominated by a majority of the Continuing BankBoston Directors.

ARTICLE 7.

INDEMNIFICATION.

          SECTION 7.01. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director, officer, employee or agent of the Corporation or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of any foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, whether the basis of such proceeding is alleged action (or failure to act) in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Rhode Island General Laws, as the same shall exist from time to time (but, in the case of an amendment to said General Laws, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said General Laws permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including judgments, penalties, fines, amounts paid in settlement and reasonable expenses, including attorney’s fees) actually incurred by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Such right shall be a contract right and shall include the right to be paid by the Corporation for expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Rhode Island General Laws so require, the payment of such expenses incurred by a director, officer, employee or agent in such person’s capacity as a director, officer, employee or agent of the Corporation (and not in any other capacity in which service was or is rendered by such person while a director, officer, employee or agent, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation by the indemnified party of a written affirmation of such party’s good faith belief that such party has met the applicable standards of conduct and of an undertaking, by or on behalf of such party, to repay all amounts so advanced if it shall ultimately be determined that such party is not entitled to be indemnified under this Section 7.01 or otherwise. Determinations and authorizations of payment under this Section 7.01 shall be made in the same manner as the determination that indemnification is permissible.

          SECTION 7.02. Right of Claimant to Bring Suit. If a claim under Section 7.01 is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce the claim for expenses incurred in defending any proceeding in advance of its final disposition where the required written affirmation and undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Rhode Island General Laws for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense by clear and convincing evidence shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its stockholders or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, its stockholders or independent legal counsel) that the claimant has not met such applicable standards of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standards of conduct.

          SECTION 7.03. Non-Exclusivity of Rights. The rights conferred on any person by Sections 7.01 and 7.02 of this Article 7 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provisions of the Articles of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

          SECTION 7.04. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of any foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against any such expenses, liability or loss, whether or not the Corporation would have the power to indemnify such a person against such expenses, liability or loss under the Rhode Island General Laws.

ARTICLE 8.

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

          SECTION 8.01. Execution of Contracts. Unless the Board of Directors or the Executive Committee shall otherwise determine, the Chairman of the Board, the President and Chief Executive Officer, any Vice President or Treasurer and the Secretary or any Assistant Secretary may enter into any contracts or execute any contract or other instrument, the execution of which is not otherwise specifically provided for, in the name and on behalf of the Corporation. The Board of Directors, or any committee designated thereby with power so to act, except as otherwise provided in these Bylaws, may authorize any other or additional officer or officers or agent or agents of the Corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authorized may be general or confined to specific instances. Unless authorized so to do by these Bylaws or by the Board of Directors or by any such committee, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniary for any purpose or to any amount.

          SECTION 8.02. Loans. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued, endorsed or accepted by its name, unless authorized by the Board of Directors or Executive Committee or other committee designated by the Board so to act. Such authority may be general or confined to specific instances. When so authorized, the officer or officers thereunto authorized may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, executive and deliver promissory notes or other evidences of indebtedness and liabilities of the Corporation, may mortgage, pledge, hypothecate or transfer any real or personal property at any time owned or held by the Corporation, and to that end execute instruments of mortgage or pledge or otherwise transfer such property.

          SECTION 8.03. Checks, Drafts, Etc. All checks, drafts, bills of exchange or other orders for the payment of money, obligations, notes, or other evidence of indebtedness, bills of lading, warehouse receipts and insurance certificates of the Corporation, shall be signed or endorsed by such officer or officers, agent or agents, attorney or attorneys, employee or employees, of the Corporation as shall from time to time be determined by resolution of the Board of Directors or Executive Committee or other committee designated by the Board so to act.

          SECTION 8.04. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors or Executive Committee or other committee designated by the Board so to act may from time to time designate, or as may be designated by any officer or officers or agent or agents of the Corporation to whom such power may be delegated by the Board of Directors or Executive Committee or other committee designated by the Board so to act and, for the purpose of such deposit and for the purposes of collection for the account of the Corporation, all checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer, agent or employee of the Corporation or in such manner as may from time to time be designated or determined by resolution of the Board of Directors or Executive Committee or other committee designated by the Board so to act.

          SECTION 8.05. Proxies in Respect of Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board of Directors or the Executive Committee or other committee so designated to act by the Board, the Chairman of the Board or the President and Chief Executive Officer or any Vice President or the Secretary or any Assistant Secretary may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association or trust any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, association or trust, or to consent in writing, in the name of the Corporation as such holder to any action by such other corporation, association or trust, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

ARTICLE 9.

BOOKS AND RECORDS.

          SECTION 9.01. Place. The books and records of the Corporation may be kept at such places within or without the State of Rhode Island as the Board of Directors from time to time may determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

          SECTION 9.02. Addresses of Stockholders. Each stockholder shall furnish to the Secretary of the Corporation or to the transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be served upon or mailed to him, and if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail, postage prepaid, to him at his post-office address last known to the Secretary or to the transfer agent of the Corporation or by transmitting a notice thereof to him at such address by telegraph, cable or other available method.

          SECTION 9.03. Record Dates. The Board of Directors may fix in advance a date, not exceeding 60 days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of any rights, or the date when any change or conversion or exchange of capital stock of the Corporation shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting or any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect to any change, conversion or exchange of capital stock of the Corporation, or to give such consent, and in each case such stockholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

          SECTION 9.04. Audit of Books and Accounts. The books and accounts of the Corporation shall be audited at least once in each fiscal year by certified public accountants of good standing selected by the Board of Directors.

ARTICLE 10.

SHARES AND THEIR TRANSFER.

          SECTION 10.01. Certificates of Stock. Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board of Directors shall prescribe. Each such certificate shall be signed by the Chairman of the Board or the President and Chief Executive Officer or a Vice President and the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Corporation; signed or countersigned by a transfer agent or registrar and sealed with the seal of the Corporation. Any or all of the signatures on such certificate and the seal of the Corporation may be in facsimile form. In case any officer or officers, transfer agent or registrar who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers, transfer agent or registrar of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the person or persons who signed such certificate or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers, transfer agent or registrar of the Corporation.

          SECTION 10.02. Record. A record shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, the date thereof, and, in the case of cancellation, the date of cancellation. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards to the Corporation.

          SECTION 10.03. Transfer of Stock. Transfer of shares of stock of the Corporation shall be made on the books of the Corporation only by the registered holder thereof, or by his attorney thereunto authorized, and on the surrender of the certificate or certificates for such shares properly endorsed.

          SECTION 10.04. Transfer Agent and Registrar; Regulations. The Corporation shall, if and whenever the Board of Directors or Executive Committee shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors, where the shares of the capital stock of the Corporation shall be directly transferable, and also if and whenever the Board of Directors shall so determine, maintain one or more registry offices, each in charge of a registrar designated by the Board of Directors, where such shares of stock shall be registered. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificate for shares of the capital stock of the Corporation.

          SECTION 10.05. Lost, Destroyed or Mutilated Certificates. In case of the alleged loss or destruction or the mutilation of a certificate representing capital stock of the Corporation, a new certificate may be issued in place thereof, in the manner and upon such terms as the Board of Directors may prescribe.

ARTICLE 11.

SEAL.

          The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and the words and figures “Incorporated 1970, Rhode Island”.

ARTICLE 12.

FISCAL YEAR.

          The fiscal year of the Corporation shall be the calendar year.

ARTICLE 13.

WAIVER OF NOTICE.

          Whenever any notice whatever is required to be given by statute, these Bylaws or the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time state therein, shall be deemed equivalent thereto.

ARTICLE 14.

AMENDMENTS.

          These Bylaws may be altered, amended or repeated in whole or in part, and new Bylaws may be adopted in whole or in part, only by the affirmative vote of 80% of the Board of Directors and a majority of the Continuing Directors (as defined in Article SEVENTH of the Articles of Incorporation) or by the stockholders as provided in the Articles of Incorporation and applicable law. No amendment may be made unless the Bylaw, as amended, is consistent with the requirements of law and the Articles of Incorporation.

Last Updated December 31, 2001